EXHIBIT 99


                                                                    NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, Chairman & CEO
(516) 620-5400, ext. 321
jerryf@creditriskmonitor.com


FOR IMMEDIATE RELEASE


     CreditRiskMonitor.com Enters Into Letter of Intent With Graydon UK Ltd.


FLORAL PARK, NY--July 27, 2000--CreditRiskMonitor.com, Inc. (Symbol: CRMZ) announced that it has entered into a Letter of Intent with Graydon UK Ltd. to be their sole re-distributor of Graydon's international credit reports in the United States. As part of the deal, CRM will assume the servicing of the current contracts of Graydon America, Inc. The parties anticipate closing on this business relationship in August 2000.

"There is very little overlap in the Graydon and CreditRiskMonitor.com customer lists and cross- selling opportunities are available. Accordingly, we see this arrangement as adding to our sales growth over the next 12 months," commented Joseph DeMartino, chief operating officer of CRM.

Graydon UK Ltd. is one of the leading European service providers in the field of credit management and database business information. It provides a complete package of high-quality international services for the global community, to facilitate accomplishing business transactions and to assure payment of trade debts. It is owned by three of Europe's leading credit insurance organizations -- NCM, Coface and Hermes.

CreditRiskMonitor.com is an Internet-based financial information analysis and news service designed for corporate credit professionals whose portal web site is www.creditriskmonitor.com. CRM competes with The Dun & Bradstreet Corporation (NYSE: DNB) and eCredit.com (an Internet Capital Group (NASD: ICGE) portfolio company) for business credit reporting services.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports